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                                                                    EXHIBIT 10.2

                                 PROMISSORY NOTE

$1,139,215.00                   Denver, Colorado                   March 1, 2002


         FOR VALUE RECEIVED, the undersigned, VENUS EXPLORATION, INC., a Delaware corporation ("Maker"), promises to pay to the order of ST. MARY LAND & EXPLORATION COMPANY, a Delaware corporation ("Payee"), at its offices in Denver, Colorado, the principal sum of ONE MILLION ONE HUNDRED THIRTY-NINE THOUSAND TWO HUNDRED FIFTEEN AND NO/100 DOLLARS ($1,139,215.00), with interest on the unpaid principal balance hereof prior to default or maturity at the rate of seven percent (7%) per annum. All past due principal of and all past due interest on this Note shall bear interest at the highest lawful rate.

         The entire principal balance of and all accrued and unpaid interest on this Note are due and payable on May 1, 2002. This Note may be prepaid in whole or in part without penalty. Partial prepayments shall be applied first to any accrued and unpaid interest and the balance to principal.

         This Note is secured by, among possibly other collateral, that certain Guaranty of even date herewith, executed by Eugene L. Ames, Jr. in favor of Payee. Failure to describe any other collateral securing payment of the indebtedness evidenced by this Note shall in no way impair or restrict Payee's rights with respect to such other collateral.

         It is understood and agreed that if Maker shall default in the payment of this Note, or if Maker shall default in the performance of any covenant in any instrument securing payment of this Note, then the entire principal balance of and all accrued and unpaid interest on this Note shall at once become due and payable without notice, at the option of Payee. Failure by Payee to exercise this option on any one or more occasions shall not constitute a waiver of the right to exercise such option in the event of subsequent default.

         The makers, signers, sureties, and endorsers of this Note jointly and severally waive demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, diligence in collecting, grace, notice, and protest, and agree to one or more extensions for any period or periods of time and partial payments, before or after maturity, without prejudice to Payee; and if this Note shall be collected by legal proceedings or through probate or bankruptcy court, or shall be placed in the hands of an attorney for collection after default or maturity, Maker agrees to pay all costs of collection, including reasonable attorney's fees.

         This Note is issued in extension and renewal of certain indebtedness presently owing by Maker to Payee for unpaid oil and gas production revenues, as more particularly detailed on attached Schedule I, but without prejudice to or effect upon Payee's rights with respect to any other or additional indebtedness owing by Maker to Payee, any collateral securing such indebtedness, and/or Payee's rights of audit.

         All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that under no contingency, whether by reason or demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, or received by Payee exceed the Maximum Rate (as hereinafter defined). If, for any circumstance whatsoever, interest would otherwise be payable to Payee in excess of the Maximum Rate, the interest payable to Payee hereunder shall be reduced to the Maximum Rate; and if for any circumstance Payee shall ever receive anything of value deemed interest by applicable law in excess of the Maximum Rate, then an amount equal to any such excess shall be applied to the reduction of the principal hereof and not the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Maker shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the Maximum Rate. As used herein, "Maximum Rate" shall mean the maximum non-usurious rate of interest that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received under applicable law on the indebtedness evidenced by this Note, after taking into account, to the extent required by applicable law, any and all relevant payments, charges, or other amounts under this Note and all instruments securing payment of this Note.



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         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN TEXAS.


                                               VENUS EXPLORATION, INC., a
                                               Delaware corporation


                                               By:
                                                  -----------------------------
                                               Printed Name:
                                                            -------------------
                                               Title:
                                                     --------------------------





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SECURED PROMISSORY NOTE                                                   PAGE 2